EXHIBIT 10.3
SECOND AMENDMENT TO ARCHSTONE-SMITH TRUST 2001 LONG-TERM INCENTIVE PLAN
September 20, 2006
     The Archstone Smith Trust 2001 Long-Term Incentive Plan (the “Plan”) is hereby amended as follows:
     Effective as of September 20, 2006, subsection 5.2 (f) of the Plan is amended to read in its entirety as follows:
     “In the event of a corporate transaction involving the Company (including, without limitation, any share dividend, share split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee shall adjust the terms of the Plan and Awards to preserve the benefits or potential benefits of the Plan or the Awards. Action by the Committee with respect to the Plan or Awards may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the Exercise Price of outstanding Options and SARs; and (iv) any other adjustments that the Committee determines to be equitable.”